Exhibit 99.1

MARTIN MARIETTA REPORTS

FOURTH-QUARTER AND FULL-YEAR 2022 RESULTS

Established Full-Year Records for Revenues, Profitability and Safety Performance

Accelerating Pricing Momentum and Margin Expansion Achieved in the

Fourth Quarter Underpins 2023 Adjusted EBITDA Guidance

RALEIGH, N.C. (February 15, 2023) – Martin Marietta Materials, Inc. (NYSE: MLM) (“Martin Marietta” or the “Company”), a leading national supplier of aggregates and heavy building materials, today reported results for the fourth quarter and year ended December 31, 2022.

Fourth-Quarter and Full-Year Highlights

(Financial highlights are for continuing operations)

	Quarter Ended December 31,		Year Ended December 31,
(in millions, except per share)	2022	2021	2022	2021
Products and services revenues [1]	$1,378.4	$1,404.9	$5,730.5	$5,084.7
Building Materials business	$1,314.9	$1,337.3	$5,452.5	$4,810.0
Magnesia Specialties	$63.5	$67.6	$278.0	$274.7
Total revenues [2]	$1,476.5	$1,496.4	$6,160.7	$5,414.0
Gross profit	$354.2	$346.7	$1,423.3	$1,348.4
Earnings from operations	$262.3	$210.0	$1,206.7	$973.8
Adjusted earnings from operations [3]	$265.3	$264.7	$1,063.9	$1,062.3
Net earnings from continuing operations attributable to Martin Marietta	$187.4	$156.3	$856.3	$702.0
Adjusted EBITDA [4]	$391.7	$393.7	$1,600.3	$1,528.5
Earnings per diluted share from continuing operations	$3.01	$2.49	$13.70	$11.21
Adjusted earnings per diluted share from continuing operations [5]	$3.04	$3.15	$12.07	$12.28

1
Products and services revenues include the sales of aggregates, cement, ready mixed concrete, asphalt and Magnesia Specialties products, and paving services to customers, and exclude related freight revenues.
2
Total revenues include the sales of products and services to customers (net of any discounts or allowances) and freight revenues.
3
Adjusted earnings from operations excludes an increase in cost of revenues from the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting, acquisition and integration expenses and the nonrecurring gain on the divestiture of the Company’s Colorado and Texas ready mixed concrete operations as of April 1, 2022, and is a non-GAAP financial measure. See Appendix to this earnings release for a reconciliation to reported earnings from operations under GAAP.
4
Earnings from continuing operations before interest, income taxes, depreciation, depletion and amortization, or Adjusted EBITDA, excludes the earnings/loss from nonconsolidated equity affiliates, acquisition and integration expenses, an increase in cost of revenues from the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting and the nonrecurring gain on the divestiture of the Company’s Colorado and Texas ready mixed concrete operations as of April 1, 2022, and is a non-GAAP financial measure. See Appendix to this earnings release for a reconciliation to net earnings from continuing operations attributable to Martin Marietta.
5
Adjusted earnings per diluted share from continuing operations excludes an increase in cost of revenues from the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting, acquisition and integration expenses, and the nonrecurring gain on the divestiture of the

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Company's Colorado and Texas ready mixed concrete operations as of April 1, 2022, and is a non-GAAP financial measure. See Appendix to this earnings release for a reconciliation to reported earnings per diluted share under GAAP.

Ward Nye, Chairman and CEO of Martin Marietta, stated, “2022 marked our Company’s eleventh consecutive year delivering increased products and services revenues, gross profit and Adjusted EBITDA, as well as our most profitable year ever. We achieved record financial results and world-class safety incidence rates while also seamlessly integrating a large platform acquisition and completing non-core asset divestitures against a backdrop of rapid monetary tightening, a resulting housing slowdown, and cost inflation at 40-year highs. These accomplishments are a testament to our team’s disciplined execution of our strategic plan and unyielding focus on what we can control. Moreover, in a notably weather-impacted fourth quarter, our team nonetheless expanded aggregates margins and increased gross profit per shipped ton by 25 percent over the prior-year quarter. These successes were underscored by an all-time quarterly record of aggregates pricing growth and position our Company well to deliver another record year in 2023.

“Entering 2023, near-term product demand visibility is supported by healthy customer backlogs driven by an acceleration in public infrastructure investment and announced large-scale energy and domestic manufacturing projects. While single-family residential construction is slowing, we expect a resumption of growth in this end market in Martin Marietta markets beyond 2023 as population growth continues and mortgage rates stabilize. In total, we expect full year 2023 aggregates shipments to be relatively flat but, given the carryover effects of our 2022 commercial actions and broad acceptance of our January 1, 2023 price increases, we are confident in our ability to continue to deliver accelerated margin expansion.

Mr. Nye concluded, “Our resilient and durable business model gives us the confidence in our ability to continue our industry-leading operational, financial and regulatory performance while successfully navigating the dynamic macroeconomic environment and sustainably delivering value for shareholders.”

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Fourth-Quarter Financial and Operating Results

(All financial and operating results are for continuing operations and comparisons are versus the prior-year fourth quarter, unless otherwise noted)

Building Materials Business

The Building Materials business generated products and services revenues of $1.31 billion for the fourth quarter, a 1.7 percent decrease, attributable to colder temperatures and increased precipitation across most of the Company’s geographies. However, products and services gross profit increased 4.0 percent to a fourth-quarter record of $331.1 million. Products and services gross margin improved 140 basis points to 25.2 percent as the effect of multiple price increases during the year more than offset higher operating costs and lower, weather-impacted, shipments.

Aggregates

Fourth-quarter aggregates shipments decreased 12.0 percent, largely due to inclement weather in a number of key markets compared to the unseasonably warm and dry prior-year period that extended 2021 construction activity. Pricing increased 16.5 percent, a quarterly record, or 13.8 percent on a mix-adjusted basis, due to the cumulative effect of multiple price increases throughout the year.

Fourth-quarter aggregates product gross profit improved 10.1 percent to a fourth-quarter record of $239.0 million. Similarly, product gross margin improved 200 basis points to 28.2 percent, as robust pricing growth more than offset lower shipments and increased costs.

Cement

Despite robust product demand, fourth quarter cement shipments decreased 10.8 percent to 0.9 million tons, primarily attributable to wet and cold weather in Texas. Pricing increased 20.8 percent, aided by largely sold-out conditions and the compounding effect of the year’s multiple price increases. Cement product gross profit grew 4.4 percent to a fourth-quarter record of $58.2 million. Product gross margin declined 140 basis points to 39.6 percent, as pricing gains were not enough to offset the impacts of lower operating leverage and higher energy, raw materials and maintenance costs in the period.

Downstream businesses

Ready mixed concrete product revenues and product gross profit declined 35.4 percent and 39.9 percent, respectively, driven largely by the April 1 divestiture of the Company’s Colorado and Central Texas ready mixed concrete businesses, impacting comparability with the prior year. Increased raw materials costs for aggregates and cement weighed on product gross profit and product gross margin.

Asphalt and paving product and services revenues increased 16.3 percent to $198.6 million while product and services gross profit decreased 6.9 percent to $18.4 million as price increases did not fully offset raw material cost increases.

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Magnesia Specialties Business

Magnesia Specialties product revenues decreased 6.0 percent to $63.5 million, driven by lower demand for chemical and lime products. Product gross profit declined 18.0 percent to $21.3 million as lower volumes and higher energy and maintenance costs adversely impacted the fourth quarter.

Cash Generation, Capital Allocation and Liquidity

Cash provided by operating activities for the year ended December 31, 2022 was $991.2 million compared with $1.14 billion for the prior-year period.

Cash paid for property, plant and equipment additions for the year ended December 31, 2022 was $481.8 million.

During the year ended December 31, 2022, the Company returned $309.1 million to shareholders through dividend payments and share repurchases. As of December 31, 2022, 13.1 million shares remained under the current repurchase authorization.

The Company had $358.0 million of unrestricted cash and cash equivalents on hand and $1.2 billion of unused borrowing capacity on its existing credit facilities as of December 31, 2022.

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Full-Year 2023 Guidance

The Company’s 2023 guidance excludes businesses classified as discontinued operations.

2023 GUIDANCE
(Dollars in Millions)	Low *	High *
Consolidated
Products and services revenues	$6,180	$6,370
Interest expense	$165	$170
Estimated tax rate (excluding discrete events)	21%	22%
Net earnings from continuing operations attributable to Martin Marietta	$880	$990
Adjusted EBITDA[1]	$1,800	$1,900
Capital expenditures	$575	$625

Building Materials Business
Aggregates
Volume % growth[2]	(2.0)%	2.0%
ASP % growth[3]	13.0%	15.0%
Product gross profit	$1,225	$1,295

Cement, Ready Mixed Concrete and Asphalt and Paving
Products and services gross profit	$380	$420

Magnesia Specialties Business
Product gross profit	$100	$110

* Guidance range represents the low end and high end of the respective line items provided above.

1
Adjusted EBITDA is a non-GAAP financial measure. See Appendix to this earnings release for a reconciliation to net earnings from continuing operations attributable to Martin Marietta.
2
Volume growth range is for aggregates shipments, inclusive of internal tons, and is in comparison to 2022 shipments of 207.7 million tons.
3
ASP growth is for aggregates average selling price and is in comparison to 2022 ASP of $16.68 per ton.

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Non-GAAP Financial Information

This earnings release contains financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). Reconciliations of non-GAAP financial measures to the closest GAAP measures are included in the Appendix to this earnings release. Management believes these non-GAAP measures are commonly used financial measures for investors to evaluate the Company’s operating performance and, when read in conjunction with the Company’s consolidated financial statements, present a useful tool to evaluate the Company’s ongoing operations, performance from period to period and anticipated performance. In addition, these are some of the factors the Company uses in internal evaluations of the overall performance of its businesses. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

Conference Call Information

The Company will discuss its fourth-quarter and full-year 2022 earnings results on a conference call and an online webcast today (February 15, 2023). The live broadcast of the Martin Marietta conference call will begin at 10:00 a.m. Eastern Time and can be accessed here. An online replay will be available approximately two hours following the conclusion of the live broadcast. A link to these events will be available at the Company’s website. Additionally, the Company has posted Q4 2022 Supplemental Information on the Investors section of its website.

About Martin Marietta

Martin Marietta, a member of the S&P 500 Index, is an American-based company and a leading supplier of building materials, including aggregates, cement, ready mixed concrete and asphalt. Through a network of operations spanning 28 states, Canada and The Bahamas, dedicated Martin Marietta teams supply the resources necessary for building the solid foundations on which our communities thrive. Martin Marietta’s Magnesia Specialties business provides a full range of magnesium oxide, magnesium hydroxide and dolomitic lime products. For more information, visit www.martinmarietta.com or www.magnesiaspecialties.com.

Investor Contact:

Jennifer Park

Vice President, Investor Relations

(919) 510-4736

Jennifer.Park@martinmarietta.com

MLM-E.

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If you are interested in Martin Marietta stock, management recommends that, at a minimum, reading the Company’s current annual report and Forms 10-K, 10-Q and 8-K reports to the Securities and Exchange Commission (SEC) over the past year. The Company’s recent proxy statement for the annual meeting of shareholders also contains important information. These and other materials that have been filed with the SEC are accessible through the Company’s website at www.martinmarietta.com and are also available at the SEC’s website at www.sec.gov. You may also write or call the Company’s Corporate Secretary, who will provide copies of such reports.

Investors are cautioned that all statements in this release that relate to the future involve risks and uncertainties, and are based on assumptions that the Company believes in good faith are reasonable but which may be materially different from actual results. These statements, which are forward-looking statements under the Private Securities Litigation Reform Act of 1995, provide the investor with the Company’s expectations or forecasts of future events. You can identify these statements by the fact that they do not relate only to historical or current facts. They may use words such as “guidance”, “anticipate”, “may”, “expect”, “should”, “believe”, “will”, and other words of similar meaning in connection with future events or future operating or financial performance. Any or all of the Company’s forward-looking statements here and in other publications may turn out to be wrong.

Fourth-quarter and full-year results and trends described in this release may not necessarily be indicative of the Company’s future performance. The Company’s outlook is subject to various risks and uncertainties and is based on assumptions that the Company believes in good faith are reasonable but which may be materially different from actual results. Factors that the Company currently believes could cause actual results to differ materially from the forward-looking statements in this release (including the outlook) include, but are not limited to: the ability of the Company to face challenges, including shipment declines resulting from economic events beyond the Company’s control; a widespread decline in aggregates pricing, including a decline in aggregates shipment volume negatively affecting aggregates price; the history of both cement and ready mixed concrete being subject to significant changes in supply, demand and price fluctuations; the termination, capping and/or reduction or suspension of the federal and/or state fuel tax(es) or other revenue related to public construction; the level and timing of federal, state or local transportation or infrastructure or public projects funding, most particularly in Texas, Colorado, California, North Carolina, Georgia, Minnesota, Iowa, Florida, Indiana and Arizona; the United States Congress’ inability to reach agreement among themselves or with the Administration on policy issues that impact the federal budget; the ability of states and/or other entities to finance approved projects either with tax revenues or alternative financing structures; levels of construction spending in the markets the Company serves; a reduction in defense spending and the subsequent impact on construction activity on or near military bases; a decline in energy-related construction activity resulting from suspension of the fuel tax or a sustained period of low global oil prices or changes in oil production patterns or capital spending, particularly in Texas and West Virginia; increasing residential mortgage interest rates and other factors that could result in a slowdown in residential construction; unfavorable weather conditions, particularly Atlantic Ocean, Pacific Ocean and Gulf of Mexico storm and hurricane activity, wildfires, the late start to spring or the early onset of winter and the impact of a drought or excessive rainfall in the markets served by the Company, any of which can significantly affect production schedules, volumes, product and/or geographic mix and profitability; the volatility of fuel costs, particularly diesel fuel, notably related to the current conflict between Russia and Ukraine, and the impact on the cost, or the availability generally, of other consumables, namely steel, explosives, tires and conveyor belts, and with respect to the Company’s Magnesia Specialties business, natural gas; continued increases in the cost of other repair and supply parts; construction labor shortages and/or supply‐chain challenges; unexpected equipment failures, unscheduled maintenance, industrial accident or other prolonged and/or significant disruption to production facilities; the resiliency and potential declines of the Company’s various construction end-use markets; the potential negative impacts of global health crises such as COVID-19 and its variants; increasing governmental regulation, including environmental laws and climate change regulations; transportation availability or a sustained reduction in capital investment by the railroads, notably the availability of railcars, locomotive power and the condition of rail infrastructure to move trains to supply the Company’s Texas, Colorado, Florida, Carolinas and Gulf Coast markets, including the movement of essential dolomitic lime for magnesia chemicals to the Company’s plant in Manistee, Michigan and its customers; increased transportation costs, including increases from higher or fluctuating passed-through energy costs or fuel surcharges, and other costs to comply with tightening regulations, as well as higher volumes of rail and water shipments; availability of trucks and licensed drivers for transport of the Company’s materials; availability and cost of construction equipment in the United States; weakening in the steel industry markets served by the Company’s dolomitic lime products; trade disputes with one or more nations impacting the U.S. economy, including the impact of tariffs on the steel industry; unplanned changes in costs or realignment of customers that introduce volatility to earnings, including that of the Magnesia Specialties business that is running at capacity; proper functioning of information technology and automated operating systems to manage or support operations; inflation and its effect on both production and interest costs; the concentration of customers in construction markets and the increased risk of potential losses on customer receivables; the impact of the level of demand in the Company’s end-use markets, production levels and management of production costs on the operating leverage and therefore profitability of the Company; the possibility that the expected synergies from acquisitions will not be realized or will not be realized within the expected time period, including achieving anticipated profitability to maintain compliance with the Company’s leverage ratio debt covenant; changes in tax laws, the interpretation of such laws and/or administrative practices, including acquisitions or divestitures, that would increase the Company’s tax rate; violation of the Company’s debt covenant if price and/or volumes return to previous levels of instability; downward pressure on the Company’s common stock price and its impact on goodwill impairment evaluations; the possibility of a reduction of the Company’s credit rating to non-investment grade; and other risk factors listed from time to time found in the Company’s filings with the SEC.

You should consider these forward-looking statements in light of risk factors discussed in Martin Marietta’s Annual Report on Form 10-K for the year ended December 31, 2021, Martin Marietta’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022 and other periodic filings made with the SEC. All of the Company’s forward-looking statements should be considered in light

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of these factors. In addition, other risks and uncertainties not presently known to the Company or that it considers immaterial could affect the accuracy of its forward-looking statements, or adversely affect or be material to the Company. The Company assumes no obligation to update any such forward-looking statements.

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Statements of Earnings
(in millions, except per share data)

	Three Months Ended		Year Ended
	December 31		December 31
	2022	2021	2022	2021
Products and services revenues	$1,378.4	$1,404.9	$5,730.5	$5,084.7
Freight revenues	98.1	91.5	430.2	329.3
Total Revenues	1,476.5	1,496.4	6,160.7	5,414.0

Cost of revenues - products and services	1,023.3	1,058.8	4,304.6	3,735.7
Cost of revenues - freight	99.0	90.9	432.8	329.9
Total cost of revenues	1,122.3	1,149.7	4,737.4	4,065.6
Gross Profit	354.2	346.7	1,423.3	1,348.4

Selling, general and administrative expenses	100.7	102.9	396.7	351.0
Acquisition and integration expenses	3.0	39.8	9.1	57.9
Other operating income, net	(11.8)	(6.0)	(189.2)	(34.3)
Earnings from Operations	262.3	210.0	1,206.7	973.8

Interest expense	42.6	42.8	169.0	142.7
Other nonoperating income, net	(13.3)	(0.7)	(53.4)	(24.4)
Earnings from continuing operations before income tax expense	233.0	167.9	1,091.1	855.5
Income tax expense	45.4	11.6	234.8	153.2
Earnings from continuing operations	187.6	156.3	856.3	702.3
(Loss) Earnings from discontinued operations, net of income tax (benefit) expense	(3.8)	0.5	10.5	0.5
Consolidated net earnings	183.8	156.8	866.8	702.8
Less: Net earnings attributable to noncontrolling interests	0.2	—	—	0.3
Net Earnings Attributable to Martin Marietta	$183.6	$156.8	$866.8	$702.5

Net earnings per common share attributable to common shareholders:
Basic from continuing operations	$3.02	$2.50	$13.74	$11.25
Basic from discontinued operations	$(0.06)	$0.01	$0.17	$0.01
Basic	$2.96	$2.51	$13.91	$11.26

Diluted from continuing operations	$3.01	$2.49	$13.70	$11.21
Diluted from discontinued operations	$(0.06)	$0.01	$0.17	$0.01
Diluted	$2.95	$2.50	$13.87	$11.22

Weighted-average common shares outstanding:
Basic	62.1	62.4	62.3	62.4
Diluted	62.3	62.7	62.5	62.6

Dividends per common share	$0.66	$0.61	$2.54	$2.36

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Financial Highlights
(In millions)

	Three Months Ended		Year Ended
	December 31		December 31
	2022	2021	2022	2021
Total revenues:
Building Materials business:
East Group	$601.1	$588.7	$2,468.1	$2,303.0
West Group	805.8	834.1	3,388.6	2,812.3
Total Building Materials business	1,406.9	1,422.8	5,856.7	5,115.3
Magnesia Specialties	69.6	73.6	304.0	298.7
Total	$1,476.5	$1,496.4	$6,160.7	$5,414.0

Earnings (Loss) from operations:
Building Materials business:
East Group	$162.2	$156.3	$640.2	$621.7
West Group	110.8	101.1	588.1	385.2
Total Building Materials business	273.0	257.4	1,228.3	1,006.9
Magnesia Specialties	16.8	20.9	75.2	90.8
Corporate	(27.5)	(68.3)	(96.8)	(123.9)
Total	$262.3	$210.0	$1,206.7	$973.8

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Financial Highlights (Continued)
(Dollars in millions)

	Three Months Ended				Year Ended
	December 31				December 31
	2022		2021		2022		2021
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Total revenues:
Building Materials business:
Products and services:
Aggregates	$849.2		$827.0		$3,506.0		$3,058.5
Cement	146.9		136.1		602.3		494.5
Ready mixed concrete	207.7		321.3		951.3		1,145.8
Asphalt and paving	198.6		170.7		775.4		514.2
Less: Interproduct sales	(87.5)		(117.8)		(382.5)		(403.0)
Products and services	1,314.9		1,337.3		5,452.5		4,810.0
Freight	92.0		85.5		404.2		305.3
Total Building Materials business	1,406.9		1,422.8		5,856.7		5,115.3
Magnesia Specialties:
Products and services	63.5		67.6		278.0		274.7
Freight	6.1		6.0		26.0		24.0
Total Magnesia Specialties	69.6		73.6		304.0		298.7
Total	$1,476.5		$1,496.4		$6,160.7		$5,414.0

Gross profit (loss):
Building Materials business:
Products and services:
Aggregates	$239.0	28.2%	$217.1	26.2%	$980.3	28.0%	$904.8	29.6%
Cement	58.2	39.6%	55.8	41.0%	204.4	33.9%	157.0	31.8%
Ready mixed concrete	15.5	7.4%	25.7	8.0%	69.6	7.3%	95.6	8.3%
Asphalt and paving	18.4	9.3%	19.8	11.6%	81.9	10.6%	79.2	15.4%
Products and services	331.1	25.2%	318.4	23.8%	1,336.2	24.5%	1,236.6	25.7%
Freight	0.3	NM	1.6	NM	2.0	NM	3.3	NM
Total Building Materials business	331.4	23.6%	320.0	22.5%	1,338.2	22.8%	1,239.9	24.2%
Magnesia Specialties:
Products and services	21.3	33.5%	25.9	38.4%	95.5	34.4%	110.4	40.2%
Freight	(1.3)	NM	(1.0)	NM	(4.6)	NM	(3.9)	NM
Total Magnesia Specialties	20.0	28.8%	24.9	34.0%	90.9	29.9%	106.5	35.6%
Corporate	2.8	NM	1.8	NM	(5.8)	NM	2.0	NM
Total	$354.2	24.0%	$346.7	23.2%	$1,423.3	23.1%	$1,348.4	24.9%

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Balance Sheet Data
(in millions)

	December 31	December 31
	2022	2021
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$358.0	$258.4
Restricted cash	0.8	0.5
Restricted investments (to satisfy discharged debt and related interest)	704.6	—
Accounts receivable, net	785.9	774.0
Inventories, net	873.7	752.6
Other current assets	153.9	240.1
Property, plant and equipment, net	6,316.7	6,338.0
Intangible assets, net	4,497.3	4,559.4
Operating lease right-of-use assets, net	383.5	426.7
Other noncurrent assets	919.2	1,043.3
Total assets	$14,993.6	$14,393.0

LIABILITIES AND EQUITY
Current maturities of discharged long-term debt	$699.1	$—
Other current liabilities	746.5	752.6
Long-term debt (excluding current maturities)	4,340.9	5,100.8
Other noncurrent liabilities	2,034.3	2,002.0
Total equity	7,172.8	6,537.6
Total liabilities and equity	$14,993.6	$14,393.0

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Statements of Cash Flows
(in millions)
	Twelve Months Ended
	December 31
	2022	2021
Cash Flows from Operating Activities:
Consolidated net earnings	$866.8	$702.8
Adjustments to reconcile consolidated net earnings to net cash provided by operating activities:
Depreciation, depletion and amortization	506.0	451.7
Stock-based compensation expense	42.7	43.0
Gains on divestitures, sales of assets and extinguishment of debt	(195.7)	(21.7)
Deferred income taxes, net	(0.6)	92.2
Other items, net	(11.7)	(14.9)
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable, net	(12.1)	(194.4)
Inventories, net	(131.7)	73.2
Accounts payable	(31.2)	109.8
Other assets and liabilities, net	(41.3)	(104.0)
Net Cash Provided by Operating Activities	991.2	1,137.7

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(481.8)	(423.1)
Acquisitions, net of cash acquired	11.0	(3,109.2)
Proceeds from divestitures and sales of assets	687.1	42.8
Purchase of restricted investments to discharge long-term debt	(704.6)	—
Investments in life insurance contracts, net	7.5	14.9
Other investing activities, net	(3.0)	—
Net Cash Used for Investing Activities	(483.8)	(3,474.6)

Cash Flows from Financing Activities:
Borrowings of long-term debt	—	2,896.7
Repayments of long-term debt	(54.5)	(420.1)
Debt issuance and extinguishment costs	(0.7)	(7.5)
Payments on finance lease obligations	(15.0)	(11.1)
Dividends paid	(159.1)	(147.8)
Repurchases of common stock	(150.0)	—
Distributions to owners of noncontrolling interest	—	(0.6)
Proceeds from exercise of stock options	0.6	1.3
Shares withheld for employees’ income tax obligations	(28.8)	(19.5)
Net Cash (Used for) Provided by Financing Activities	(407.5)	2,291.4

Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	99.9	(45.5)
Cash, Cash Equivalents and Restricted Cash, beginning of year	258.9	304.4
Cash, Cash Equivalents and Restricted Cash, end of year	$358.8	$258.9

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Operational Highlights

	Three Months Ended		Year Ended
	December 31, 2022		December 31, 2022
	Volume	Pricing	Volume	Pricing
Volume/Pricing Variance (1)
East Group	(13.4%)	17.0%	(3.5%)	10.5%
West Group	(9.8%)	16.0%	15.2%	11.9%
Total aggregates operations (2)	(12.0%)	16.5%	3.3%	10.6%

	Three Months Ended		Year Ended
	December 31,		December 31,
Shipments (tons in millions)	2022	2021	2022	2021
East Group	28.8	33.3	124.0	128.5
West Group	18.9	20.9	83.7	72.7
Total aggregates operations (2)	47.7	54.2	207.7	201.2

(1) Volume/pricing variances reflect the percentage increase from the comparable period in the prior year.
(2) Total aggregates operations include acquisitions from the date of acquisition and divestitures through the date of disposal.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Shipments (in millions)
Aggregates tons - external customers	44.4	49.1	192.3	184.2
Internal aggregates tons used in other product lines	3.3	5.1	15.4	17.0
Total aggregates tons	47.7	54.2	207.7	201.2

Cement tons - external customers	0.6	0.7	2.9	2.5
Internal cement tons used in other product lines	0.3	0.4	1.3	1.5
Total cement tons	0.9	1.1	4.2	4.0

Ready mixed concrete - cubic yards	1.5	2.8	7.4	10.0

Asphalt tons - external customers	1.5	1.8	6.8	5.1
Internal asphalt tons used in road paving business	0.6	0.5	2.3	2.0
Total asphalt tons	2.1	2.3	9.1	7.1

Average unit sales price by product line (including internal sales):
Aggregates (per ton)	$17.58	$15.09	$16.68	$15.08
Cement (per ton)	$153.70	$127.26	$142.83	$122.14
Ready mixed concrete (per cubic yard)	$139.45	$116.58	$128.15	$115.14
Asphalt (per ton)	$63.59	$52.38	$61.77	$49.96

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures

Earnings from continuing operations before interest; income taxes; depreciation, depletion and amortization expense; the earnings/loss from nonconsolidated equity affiliates; acquisition-related expenses; the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting; and the nonrecurring gain on the divestiture of certain ready mixed concrete operations (Adjusted EBITDA) is an indicator used by the Company and investors to evaluate the Company’s operating performance from period to period. Adjusted EBITDA is not defined by generally accepted accounting principles and, as such, should not be construed as an alternative to earnings from operations, net earnings or operating cash flow. For further information on Adjusted EBITDA, refer to the Company’s website at www.martinmarietta.com.

A Reconciliation of Net Earnings from Continuing Operations Attributable to Martin Marietta to Adjusted EBITDA is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(in millions)
Net earnings from continuing operations attributable to Martin Marietta	$187.4	$156.3	$856.3	$702.0
Add back:
Interest expense, net of interest income	33.9	42.8	155.4	142.4
Income tax expense for controlling interests	45.5	11.5	234.8	153.1
Depreciation, depletion and amortization expense and noncash earnings/loss from nonconsolidated equity affiliates	121.9	128.4	496.6	442.5
Acquisition and integration expenses	3.0	39.8	9.1	57.9
Impact of selling acquired inventory after markup to fair value as part of acquisition accounting	—	14.9	—	30.6
Nonrecurring gain on divestiture	—	—	(151.9)	—
Adjusted EBITDA	$391.7	$393.7	$1,600.3	$1,528.5

A Reconciliation of the GAAP Measure to 2023 Adjusted EBITDA Guidance Range is as follows:

	Low Point of Range	High Point of Range
	(Dollars in Millions)
Net earnings from continuing operations attributable to Martin Marietta	$880.0	$990.0
Add back:
Interest expense, net of interest income	150.0	155.0
Income tax expense for controlling interests	270.0	235.0
Depreciation, depletion and amortization expense and earnings/loss from nonconsolidated equity affiliates	500.0	520.0
Adjusted EBITDA	$1,800.0	$1,900.0

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures (Continued)

Adjusted gross profit and adjusted gross margin represent non-GAAP financial measures and exclude the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting. Management presents these measures for investors and analysts to evaluate and forecast the Company’s results, as the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting is nonrecurring.

A Reconciliation of Gross Profit in Accordance with GAAP to Adjusted Gross Profit is as follows:

	Three Months Ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
	(in millions)
Consolidated gross profit in accordance with GAAP	$354.2	$346.7	$1,423.3	$1,348.4
Add back:
Impact of selling acquired inventory after its markup to fair value as part of acquisition accounting	—	14.9	—	30.6
Adjusted consolidated gross profit	$354.2	$361.6	$1,423.3	$1,379.0

A Reconciliation of Aggregates Product Gross Profit in Accordance with GAAP to Adjusted Aggregates Product Gross Profit and Adjusted Aggregates Product Gross Margin is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(in millions)
Aggregates product gross profit in accordance with GAAP	$239.0	$217.1	$980.3	$904.8
Add back:
Impact of selling acquired inventory after its markup to fair value as part of acquisition accounting	—	13.4	—	25.4
Adjusted aggregates product gross profit	$239.0	$230.5	$980.3	$930.2

Aggregates products and services revenues	$849.2	$827.0	$3,506.0	$3,058.5
Adjusted aggregates product gross margin	28.2%	27.9%	28.0%	30.4%

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures (Continued)

A Reconciliation of Asphalt and Paving Products and Services Gross Profit in Accordance with GAAP to Adjusted Asphalt and Paving Products and Services Gross Profit and Adjusted Asphalt and Paving Products and Services Gross Margin is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(in millions)
Asphalt and paving products and services gross profit in accordance with GAAP	$18.4	$19.8	$81.9	$79.2
Add back:
Impact of selling acquired inventory after its markup to fair value as part of acquisition accounting	—	1.5	—	5.2
Adjusted asphalt and paving products and services gross profit	$18.4	$21.3	$81.9	$84.4

Asphalt and paving products and services revenues	$198.6	$170.7	$775.4	$514.2
Adjusted asphalt and paving products and services gross margin	9.3%	12.5%	10.6%	16.4%

Adjusted earnings from operations and adjusted earnings per diluted share from continuing operations represent non-GAAP financial measures and exclude the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting, acquisition and integration expenses and the nonrecurring gain on the divestiture of the Company’s Colorado and Texas ready mixed concrete operations. Management presents these measures for investors and analysts to evaluate and forecast the Company’s results, as the impact of selling acquired inventory after its markup to fair values as part of acquisition accounting, acquisition and integration expenses and the gain on the divestiture of the Company’s Colorado and Texas ready mixed concrete operations are nonrecurring.

A Reconciliation of Consolidated Earnings from Operations in Accordance with GAAP to Adjusted Consolidated Earnings from Operations is as follows:

	Three Months Ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
	(in millions)
Consolidated earnings from operations in accordance with GAAP	$262.3	$210.0	$1,206.7	$973.8
Add back:
Impact of selling acquired inventory after its markup to fair value as part of acquisition accounting	—	14.9	—	30.6
Acquisition and integration expenses	3.0	39.8	9.1	57.9
Impact of nonrecurring gain on divestiture	—	—	(151.9)	—
Adjusted consolidated earnings from operations	$265.3	$264.7	$1,063.9	$1,062.3

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures (Continued)

A Reconciliation of Earnings Per Diluted Share from Continuing Operations in Accordance with GAAP to Adjusted Earnings Per Diluted Share from Continuing Operations is as follows:

	Three Months Ended
	December 31, 2022
	Pretax	Income Tax	After-Tax	Per Share
	(in millions, except per share)
Earnings per diluted share from continuing operations in accordance with GAAP				$3.01
Acquisition and integration expenses	$3.0	$(1.3)	$1.7	0.03
Adjusted earnings per diluted share from continuing operations				$3.04

	Three Months Ended
	December 31, 2021
	Pretax	Income Tax	After-Tax	Per Share
	(in millions, except per share)
Earnings per diluted share from continuing operations in accordance with GAAP				$2.49
Impact of selling acquired inventory after its markup to fair value as part of acquisition accounting	$14.9	$(3.0)	$11.9	0.18
Acquisition and integration expenses	$39.8	$(9.9)	$29.9	0.48
Adjusted earnings per diluted share from continuing operations				$3.15

	Year Ended
	December 31, 2022
	Pretax	Income Tax	After-Tax	Per Share
	(in millions, except per share)
Earnings per diluted share from continuing operations in accordance with GAAP				$13.70
Acquisition and integration expenses	$9.1	$(2.2)	$6.9	0.11
Impact of nonrecurring gain on divestiture	$(151.9)	$43.1	$(108.8)	(1.74)
Adjusted earnings per diluted share from continuing operations				$12.07

	Year Ended
	December 31, 2021
	Pretax	Income Tax	After-Tax	Per Share
	(in millions, except per share)
Earnings per diluted share from continuing operations in accordance with GAAP				$11.21
Impact of selling acquired inventory after its markup to fair value as part of acquisition accounting	$30.6	$(7.2)	$23.4	0.37
Acquisition and integration expenses	$57.9	$(14.2)	$43.7	0.70
Adjusted earnings per diluted share from continuing operations				$12.28

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Appendix

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures (Continued)

Mix-adjusted average selling price (mix-adjusted ASP) is a non-GAAP measure that excludes the impact of period-over-period product, geographic and other mix on the average selling price. Mix-adjusted ASP is calculated by comparing current-period shipments to like-for-like shipments in the comparable prior period. Management uses this metric to evaluate the realization of pricing increases and believes this information is useful to investors. The following reconciles reported average selling price to mix-adjusted ASP and corresponding variances.

	Three Months Ended
	December 31,
	2022	2021
East Group - Aggregates:
Reported average selling price	$17.98	$15.37
Adjustment for impact of product, geographic and other mix	(0.66)
Mix-adjusted average selling price	$17.32

Reported average selling price variance	17.0%
Mix-adjusted ASP variance	12.7%

West Group - Aggregates:
Reported average selling price	$16.98	$14.64
Adjustment for impact of product, geographic and other mix	(0.06)
Mix-adjusted average selling price	$16.92

Reported average selling price variance	16.0%
Mix-adjusted ASP variance	15.6%

Total Aggregates:
Reported average selling price	$17.58	$15.09
Adjustment for impact of product, geographic and other mix	(0.42)
Mix-adjusted average selling price	$17.16

Reported average selling price variance	16.5%
Mix-adjusted ASP variance	13.8%

Cement - Continuing Operations:
Reported average selling price	$153.70	$127.26
Adjustment for impact of product, geographic and other mix	0.06
Mix-adjusted average selling price	$153.76

Reported average selling price variance	20.8%
Mix-adjusted ASP variance	20.8%

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